UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2015 (June 4, 2015)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 5, 2015, PDC Energy, Inc., a Delaware corporation (the “Company”), entered into revised indemnification agreements with each of its directors. The agreements generally provide that the Company will indemnify, and advance expenses to, the directors to the full extent permitted under Delaware law in connection with legal proceedings arising from or relating to their role as directors. The agreements supersede the prior indemnification agreements between the Company and the directors.

The preceding is not a complete description of the terms of the new indemnification agreements. A form of the new indemnification agreements is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 4, 2015. Holders of 40,056,334 shares of the Company’s common stock outstanding at the close of business on April 8, 2015 were entitled to vote at the meeting, of which 36,257,644 shares, or approximately 90.52%, of those entitled to vote, were represented in person or by proxy at the annual meeting.

The certified results of the matters voted upon at the annual meeting, which are more fully described in the Company’s proxy statement, are as follows:

PROPOSAL # 1 – Election of Class II Directors

Anthony J. Crisafio	For: Withheld: Broker Non-Votes:	34,061,109 476,188 1,720,347

Kimberly Luff Wakim	For: Withheld: Broker Non-Votes:	33,865,773 671,524 1,720,347

Barton R. Brookman	For: Withheld: Broker Non-Votes:	34,002,751 534,546 1,720,347

PROPOSAL # 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015

For: Against: Abstain:	35,961,394 290,734 5,516

PROPOSAL # 3 – Approve, on an advisory basis, the Compensation of the Company’s Named Executive Officers

For: Against: Abstain: Broker Non-Votes:	33,873,458 633,700 30,139 1,720,347

PROPOSAL # 4 – Approve a change in the Company’s state of incorporation from the State of Nevada to the State of Delaware, pursuant to a plan of conversion

For: Against: Abstain: Broker Non-Votes:	30,467,211 4,055,874 14,212 1,720,347

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement with Company’s Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2015

PDC Energy, Inc.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement with Company’s Directors.